Exhibit 10.17

Execution Version

GREENACREAGE REAL ESTATE CORP.

COMMON STOCK WARRANT

This Warrant (this “Warrant”), dated as of March 17, 2021 (the “Date of Grant”), is delivered by GreenAcreage Real Estate Corp. (the “Company”) to NLCP Holdings, LLC (“NL Holdco”). Capitalized terms used in the text of this Warrant but not defined shall have the meanings set forth in Section 10 of this Warrant.

RECITALS

A. WHEREAS, the Board of Directors of the Company (the “Board”) has decided that is in the best interests of the Company for the Company to enter into that certain Agreement and Plan of Merger, dated as of March 2, 2021 (the “Merger Agreement”), by and among the Company, NL Merger Sub, LLC (“Merger Sub”) and NewLake Capital Partners, Inc. (“NewLake”), pursuant to which NewLake will merge with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly-owned subsidiary of the Company;

B. WHEREAS, in connection with the Merger and other transactions contemplated by the Merger Agreement (the “Transactions”) (including as consideration for, and as an inducement to, NL Holdco taking certain actions in furtherance of the Transactions, the Board has decided that it is in the best interests of the Company for the Company to enter into this Warrant pursuant to which NL Holdco is granted the right to purchase shares of common stock of the Company (“Company Stock”) on the terms and subject to the conditions set forth in this Warrant; and

C. WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), that this Warrant and the Merger Agreement be, and hereby are adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and Section 1.368-2(g) of the U.S. Treasury regulations promulgated under the Code and that this Warrant is delivered pursuant to such plan of reorganization.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Warrant, intending to be legally bound hereby, agree as follows:

1. Grant of Purchase Right. Subject to the terms and conditions set forth in this Warrant, the Company hereby grants to NL Holdco the right (the “Purchase Right”) to purchase 602,392 shares of Company Stock (“Shares”) at a purchase price of $24.00 per Share (the “Exercise Price”). The Purchase Right shall become exercisable in accordance with Section 2 below.

2. Exercisability of Purchase Right.

(a) The Purchase Right shall become exercisable on the date hereof (the “Exercisability Date”).

3. Term of Purchase Right. The Purchase Right shall terminate on July 15, 2027, unless it is terminated at an earlier date pursuant to the provisions of this Warrant.

4. Exercise Procedures.

(a) Subject to the provisions of Sections 2 and 3 above, NL Holdco may exercise the Purchase Right, in whole or in part from time to time, on or following the Exercisability Date by giving the Company written notice of intent to exercise, specifying the number of Shares as to which the Purchase Right is to be exercised and the method of payment. Payment of the Exercise Price shall be made to the Company within thirty (30) days after the delivery of such written notice. NL Holdco shall pay the Exercise Price in cash by wire transfer of immediately available funds; provided that, in the event that NL Holdco exercises the Purchase Right in connection with a Change of Control or upon or following a Public Offering, then, in lieu of paying the Exercise Price in cash, NL Holdco may authorize the Company to retain Shares that otherwise would be issuable upon exercise of the Purchase Right having a total Fair Market Value on the date of exercise equal to the aggregate Exercise Price. The shares issued under this Warrant may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock available for issuance. Upon receipt by the Company of NL Holdco’s notice of intent to exercise, together with the Company’s receipt of proper payment of the Exercise Price, NL Holdco shall be deemed to be the holder of record of the Shares for which the Purchase Right was then exercised, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to NL Holdco.

(b) If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of such surrender, a new Warrant evidencing the rights of NL Holdco or its permitted assignee(s) to purchase the balance of the Shares purchasable hereunder.

(c) The Purchase Right shall be subject to applicable federal, state and local tax withholding requirements. The Company may require that NL Holdco pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to the Purchase Right, or the Company may deduct from any amounts paid by the Company to NL Holdco the amount of any withholding taxes due with respect the Purchase Right.

5. Change of Control. The Company shall give prior written notice to NL Holdco of a Change of Control at least 10 days prior to the consummation thereof. In the event of a Change of Control in which NL Holdco does not exercise the Purchase Right, the Board, in its sole discretion, may take one of the following actions with respect to all or a portion of the Purchase Right provided that it also takes the same action with respect to the Outstanding Options:

(i) determine that the Purchase Right shall be assumed by, or replaced with a Purchase Right by, the surviving corporation (or a parent or subsidiary of the surviving corporation) or (ii) provide for the cancellation of the Purchase Right, in whole or in part, in exchange for payment, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to such cancelled portion of the Purchase Right exceeds the Exercise Price of the Purchase Right, which payment shall be made at the same time and based on the same terms and conditions as payment is made to stockholders of the Company with respect to such Change of Control. Such assumption or cancellation shall take place as of the date of the Change of Control. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock implied by the Change of Control equals or is less than the per share Exercise Price, the Company shall not be required to make any payment to NL Holdco upon cancellation of the Purchase Right pursuant to clause (ii) of this Section 5. Any payments pursuant to clause (ii) of this Section 5 shall be in the same form as provided to stockholders of the Company with respect to such Change of Control, which may include cash, Company Stock, or stock of any purchaser or successor entity. For the avoidance of doubt, this Purchase Right shall remain outstanding and exercisable in accordance with its terms from and after a Public Offering.

6. Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the kind and number of shares covered by the Purchase Right, the kind and number of shares issued and to be issued under the Purchase Right, and the price per share or the applicable market value of the Purchase Right shall be equitably adjusted to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under this Warrant. When the Company makes any required adjustment pursuant to this Section 6, the Company shall promptly deliver to NL Holdco a certificate setting forth (x) a statement of the facts requiring such adjustment, (y) the Purchase Price after such adjustment and (z) the kind and number of shares covered by the Purchase Right after such adjustment.

7. Right of First Refusal; Repurchase Right.

(a) Pre-Public Offering.

(i) Offer. Prior to the consummation of a Public Offering, if at any time NL Holdco desires to sell, encumber, or otherwise dispose of shares of Company Stock that were distributed to NL Holdco under this Warrant and that are transferable, NL Holdco may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Company by giving the Company written notice disclosing: (A) the name of the proposed transferee of the Company Stock, (B) the certificate number and number of shares of Company Stock proposed to be transferred or encumbered, (C) the proposed price (which, in the case of an assignment or distribution to New Holdco’s members, shall be deemed to be the Fair Market Value of the Common Stock), (D) all other terms of the proposed transfer, and (E) a written copy of the proposed offer. Within 90 days after receipt of such notice, the Company shall have the right to purchase all or part of such Company Stock at the price and on the terms described in the written notice and shall pay such price in a lump sum within such 90-day period or such later time as described in the written notice.

(ii) Sale. In the event the Company (or a stockholder, as described below) does not exercise its option to purchase Company Stock, as provided in subsection (i) above, NL Holdco shall have the right to sell, encumber, or otherwise dispose of the shares of Company Stock described in subsection (i) at the price and on the terms of the transfer set forth in the written notice to the Company; provided, that such transfer is (A) in compliance with the Company’s charter and bylaws and any other agreement to which New Holdco is subject, and (B)

effected within 15 days after the expiration of the 90-day Company option period. If the transfer is not effected within such period, the Company must again be given an option to purchase, as provided in subsection (i) above.

(iii) Assignment of Rights. The Board, in its sole discretion, may waive the Company’s right of first refusal and repurchase right under this Section 7. If the Company’s right of first refusal or repurchase right is so waived, the Board may, in its sole discretion, assign such right to any other person or persons as determined by the Board and in accordance with the Company’s charter and bylaws and applicable law. To the extent that a stockholder has been given such right and does not purchase his or her allotment, the other stockholders shall have the right to purchase such allotment on the same basis.

(b) Public Offering. On and after the consummation of a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 7. The requirements of this Section 7 shall lapse and cease to be effective upon a Public Offering.

8. Stockholders’ or Other Agreement. The Board may require that NL Holdco execute any stockholders’ agreement, voting agreement, right of first refusal and co-sale agreement or similar agreement, with respect to any Company Stock or other stock issued or distributed pursuant to this Warrant, if and to the extent that a majority of the stockholders of the Company are required to execute such agreement. Notwithstanding the provisions of Section 7, if the Board requires that NL Holdco execute a stockholder or other agreement with respect to any Company Stock distributed pursuant to this Warrant, which contains a right of first refusal or repurchase right, the provisions of such stockholder or other agreement shall govern and Section 7 shall not apply to such Company Stock, unless the Board determines otherwise.

9. Restrictions on Exercise. Only NL Holdco may exercise the Purchase Right during the term of the Purchase Right, to the extent that the Purchase Right is exercisable pursuant to this Warrant; provided, however, that notwithstanding anything in this Agreement to the contrary, NL Holdco may assign or distribute the Purchase Right or the Shares to NL Holdco’s members. In the event that the Purchase Right is distributed to NL Holdco’s members, NL Holdco shall promptly reimburse the Company for its reasonable and out-of-pocket costs and expenses incurred in connection with such assignment or distribution of such Purchase Right (including the preparation of new Warrants in the name of NL Holdco’s members evidencing their proportionate rights in the Purchase Right resulting from such assignment or distribution).

10. Definitions.

(a) A “Change of Control” shall be deemed to have occurred if:

(i) Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, in a single transaction or series of related transactions, or (C) a liquidation or dissolution of the Company.

Notwithstanding anything to the contrary herein, a Change of Control shall not be deemed to occur as a result of (A) a transaction or series of related transactions pursuant to which the Company issues securities (including to stockholders of the Company immediately prior to such transaction or series of related transactions) in a bona fide sale for capital raising purposes, (B) a Public Offering, (C) a transaction or series of related transactions in which the person who becomes such beneficial owner is a stockholder of the Company immediately prior to such transaction or series of related transactions and, as a result of such transaction or series of related transactions, such person does not become the beneficial owner of all or substantially all of the then-outstanding securities of the Company, or (D) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(b) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(c) “Fair Market Value” of the Shares or Company Stock means (i) if the principal trading market for the Company Stock is a national securities exchange (including, for the avoidance of doubt, a national securities exchange outside of the United States), the last reported sale price during regular trading hours of Company Stock on the relevant date or (if there were no trades on that date) the last reported sale price during the regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as reasonably determined by the Board acting in good faith, through a reasonable and industry-standard valuation method; provided, that, with respect to a Change of Control, the Fair Market Value shall be the value of a share of Company Stock implied by the Change of Control.

(d) “Outstanding Options” shall mean those certain option grant agreements, dated as of July 15, 2020, by and between the Company and each of Kathleen Barthmaier, David Carroll, Gordon DuGan, Wilson Pringle and Jeffrey Lefleur, for so long as such option grant agreements remain exercisable.

(e) “Public Offering” shall mean the earlier to occur of (i) the effective date of a registration statement for an initial public offering of the Shares or (ii) the consummation of a transaction as a result of which the stockholders of the Company immediately prior to such transaction receive consideration in the form of securities readily tradable on an established securities market.

11. No Other Rights. The grant of the Purchase Right shall not confer upon NL Holdco any claim or right to be granted any other Purchase Right.

12. Compliance with Law. This Warrant, the exercise of the Purchase Right and the obligations of the Company to issue or transfer shares of Company Stock under this Warrant shall be subject to all applicable laws, rules, and regulations and any required approvals by governmental agencies. The Company may, upon the advice of legal counsel, require that NL Holdco represent that NL Holdco is purchasing Shares for NL Holdco’s own account and not with a view to or for sale in connection with any distribution of the Shares (other than to NL Holdco’s members), or such other customary representation as the Board reasonably deems appropriate. If applicable, certificates representing shares of Company Stock issued or transferred under this Warrant will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

13. No Stockholder Rights. NL Holdco shall not have any of the rights and privileges of a stockholder with respect to the Shares subject to the Purchase Right until the Shares have been issued upon the valid exercise of the Purchase Right.

14. Unfunded Obligation. The obligations of the Company under this Warrant shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amount under this Warrant. In no event shall interest be paid or accrued on any Purchase Right.

15. No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to this Warrant or any Purchase Right. Cash shall be paid in lieu of fractional shares based on the Fair Market Value of such fractional share of Company Stock.

16. Prohibition on Certain Transactions. Prior to a Public Offering, the Purchase Right, together with the shares of Company Stock subject to the Purchase Right during the period prior to exercise, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the Exchange Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the Exchange Act).

17. Prohibition on Pledges, Gifts, Hypothecations or other Transfers. Prior to a Public Offering, the Purchase Right, together with the shares of Company Stock subject to the Purchase Right during the period prior to exercise, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than pursuant to the Company’s repurchase rights, in connection with a Change of Control or in connection with a distribution or assignment to NL Holdco’s members.

18. Amendment. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and NL Holdco.

19. Applicable Law. The validity, construction, interpretation and effect of this Warrant shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws provisions thereof.

20. Taxes. Notwithstanding anything in this Warrant to the contrary, NL Holdco shall be solely responsible for the tax consequences of this Warrant, and in no event shall the Company have any responsibility or liability if the Purchase Right does not meet NL Holdco’s anticipated or expected tax treatment under the Code. The Company does not represent or warrant that this Warrant complies with any provision of federal, state, local or other tax law.

21. Entire Agreement. This Warrant contains the entire understanding between the Company and NL Holdco with respect to the matter set forth herein, and shall supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. No other statements, representations, explanatory materials or examples, oral or written, may amend this Warrant in any manner. Except as expressly contemplated in Section 7(a)(iii) and Section 9 of this Warrant, this Warrant is not assignable or otherwise transferable by either party to this Warrant absent the prior written consent of the other party to this Warrant (which, in the case of the written consent of the Company, shall require the prior approval of the Board). This Warrant shall be binding upon and enforceable against the Company and its successors and assigns.

22. Remedies; Severability. Each party hereto stipulates that the remedies at law available to such party in the event of any default or threatened default by the other party in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, without the necessity of posting a bond or other collateral. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

23. Notice. Any notice to the Company provided for in this Warrant shall be addressed to the Company in care of the Chief Executive Officer at the corporate headquarters of the Company, and any notice to NL Holdco shall be addressed to NL Holdco at the current address shown in the stock ledger or similar records of the Company, or to such other address as NL Holdco may designate to the Company in writing. Any notice shall be delivered by hand or electronic mail, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WHITNESS WHEREOF, each of the Company and NL Holdco has caused one of its duly authorized officers to execute and attest this Warrant effective as of the Date of Grant.

GREENACREAGE REAL ESTATE CORP.

By:	/s/ David Weinstein
	Name:	David Weinstein
	Title:	Chief Executive Officer

IN WHITNESS WHEREOF, each of the Company and NL Holdco has caused one of its duly authorized officers to execute and attest this Warrant effective as of the Date of Grant.

NLCP HOLDINGS, LLC

By:	/s/ Anthony Coniglio
	Name:	Anthony Coniglio
	Title:	President